EXHIBIT 3.2.1

                        FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of ___________, is between the (" Companies"), and the person listed on the signature page hereto ("Indemnity").

Recitals

A. "Indemnity" is a director or officer of the " Company " and in such capacity is performing valuable services for the " Company ".

B e " Company " and "Indemnity" recognize the difficulty in obtaining directors' and officers' liability insurance, the significant cost of such insurance and the periodic reduction in the coverage of such insurance.

B. The " Company --" and "Indemnity" further recognize the substantial increase in litigation subjecting directors and officers to expensive litigation risks at the same time such liability insurance is being severely limited.

C. The " Company --" has adopted and its stockholders have approved bylaws (the" Bylaws") providing for the indemnification of the " Company--" directors and officers to the full extent permitted by Section ___ of the General Corporation Law of Nevada (the "Statute").

E. The Bylaws and the Statute specifically provide that they are not exclusive, and they thereby contemplate that contracts may be entered into between the "Company --" and its directors and officers with respect to indemnification of such directors and officers.

F. To induce "Indemnity" to serve or continue to serve the " Company __", the " Company__ to confirm the contract indemnification rights provided in the Bylaws and agrees to provide "Indemnity" with the benefits contemplated by this Agreement.

         Agreements

1.   "Indemnity"

          1.1.  Scope

The " Company --" agrees to hold harmless and indemnify "Indemnity" to the full extent permitted by law, notwithstanding that the basis for such indemnification is not specifically enumerated in this Agreement, the " Company --" Restated Certificate of Incorporation, the Bylaws, any other statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent it would expand "Indemnity's" rights hereunder, shall be included within "Indemnity's" rights and the " Company--" obligations hereunder, and, to


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the extent it would narrow  "Indemnity's"  rights or the " Company " obligations hereunder, shall be excluded from this Agreement; provided, however, that any change required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow "Indemnity's" rights or the " Company --" obligations hereunder.

         1.2.    Non exclusivity

The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which "Indemnity" may be entitled under the " Company " Restated Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the Statute or otherwise, whether as to action in "Indemnity's" official capacity or otherwise.

         1.3.  Included Coverage

If "Indemnity" was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the " Company " shall hold harmless and indemnify "Indemnity" from and against any and all losses, claims, damages, liabilities or expenses, including, without limitation, attorneys' fees, Judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other expenses incurred in connection with such Proceeding, as well as any federal, state or local taxes imposed on such "Indemnity" as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with such expenses (collectively, "Damages").

         1.4.  Definition of Proceeding

For purposes of this Agreement, "Proceeding" shall mean any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the " Company and whether formal or informal, in which "Indemnity" is, was or becomes involved by reason of the fact that "Indemnity" is or was a director, officer, employee, trustee or agent of the " Company " or that, being or having been such a director, officer, employee, trustee or agent, "Indemnity" is or was serving at the request of the " Company" as a director, officer, employee, trustee or agent of another corporation or of a partnership, Joint venture, trust or other enterprise (collectively, a "Related " Company""), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by "Indemnity" in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of "Indemnity", unless such action, suit, claim or proceeding is or was authorized by the " Company's Board of Directors.

         1.5.  Determination of Entitlement

In  the  event   that  a   determination   of   "Indemnity's"   entitlement   to
indemnification is required pursuant


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to Section  145(d) of the  Statute or a  successor  statute or pursuant to other applicable law, the appropriate decision maker shall make such determination; provided, however, that "Indemnity" shall initially be presumed in all cases to be entitled to indemnification, that "Indemnity" may establish a conclusive presumption of any fact necessary to such a determination by delivering to the " Company" a declaration made under penalty of perjury that such fact is true and that, unless the " Company" shall deliver to "Indemnity" a written notice that "Indemnity" is not entitled to indemnification within 20 days after the " Company " receipt of "Indemnity's" initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the " Company" provision of indemnification, and that the " Companies not to assert otherwise.

         1.6.  Contribution

If the indemnification provided under Section 1.1 is unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs
(b) through (d) of Section 4.1, then, in respect of any Proceeding in which the " Company " is Jointly liable with "Indemnity" (or would be if joined in such Proceeding), the " Company" shall contribute to the amount of Damages (including attorneys' fees) actually and reasonably incurred and paid or payable by "Indemnity" in such proportion as is appropriate to reflect (I) the relative benefits received by the " Company" on the one hand and "Indemnity" on the other from the transaction from which such Proceeding arose and (ii) the relative fault of the " Company " on the one hand and have "Indemnity" on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the " Company " on the one hand and of "Indemnity" on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. The " Company" agrees that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

         In connection with the registration of the " Company" securities, the relative benefits received by the " Company " and the "Indemnity" shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the " Company " and the "Indemnity", in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the " Company " and the "Indemnity" shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the " Company" or the "Indemnity" and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The " Company " and the "Indemnity" agree that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the " Company, in no event shall "Indemnity" be required to contribute any amount under this Section
1.6 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified


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against  equal  to the  proportion  of the  total  securities  sold  under  such registration statement that is being sold by such "Indemnity" or (ii) the proceeds received by such "Indemnity" from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         1.7.  Survival

The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that "Indemnity" has ceased to serve the " Company " or a Related " Company", and shall continue so long as "Indemnity" shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that "Indemnity" was a director or officer of the " Company" or serving in any other capacity referred to in
Section 1.4 of this Agreement. The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the "Indemnity" or any director, officer, controlling person, employee or agent of "Indemnity".

2.   Expense Advances

         2.1.  Generally

The right to indemnification of Damages conferred by Section 1 shall include the right to have the " Company" pay "Indemnity's" expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right, an "Expense Advance").

         2.2.  Conditions to Expense Advance

The " Company" obligation to provide an Expense Advance is subject to the following conditions:

         2.2.1.  Undertaking

If the Proceeding arose in connection with "Indemnity's" service as a director or officer of the " Company" (and not in any other capacity in which "Indemnity" rendered service, including service to any Related " Company, then "Indemnity" or "Indemnity's" representative shall have executed and delivered to the " Company" an undertaking, which need not be secured and shall be accepted without reference to "Indemnity's" financial ability to make repayment, by or on behalf of "Indemnity", to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having Jurisdiction over the parties that "Indemnity" is not entitled to be indemnified by the " Company".

         2.2.2.   Cooperation

"Indemnity" shall give the " Company" such information and cooperation as it may reasonably request and as shall be within "Indemnity's" power.


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3.   Procedures for Enforcement

         3.1.  Enforcement

In the event that any claim for indemnity, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within 60 days after written notice of such claim is delivered to the " Company ", "Indemnity" may, but need not, at any time thereafter bring suit against the " Company " to recover the unpaid amount of the claim (an "Enforcement Action").

         3.2.  Presumptions in Enforcement Action

In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:

(a) The " Company" expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce "Indemnity" to continue as a director or officer of the " Company

(b) her (i) the failure of the " Company " (including the " Company" Board of Directors, independent or special legal counsel or the " Company " stockholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of "Indemnity" is proper in the circumstances nor (ii) an actual determination by the "Company", its Board of Directors, independent or special legal counsel or stockholders that "Indemnity" is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that "Indemnity" is not entitled to indemnification hereunder; and
(c) If "Indemnity" is or was serving as a director or officer of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the " Company" or in an "Indemnity" or management capacity in a partnership, Joint venture, trust or other enterprise of which the " Company " or a wholly owned subsidiary of the " Company " is a general partner or has a majority ownership, then such corporation, partnership, Joint venture, trust or other enterprise shall conclusively be deemed a Related " Company" and "Indemnity" shall conclusively be deemed to be serving such Related " Company " at the " Company " request.

         3.3.  Attorneys' Fees and Expenses for Enforcement Action

In the event "Indemnity" is required to bring an Enforcement Action, the " Company ____shall pay all of "Indemnity's" fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that the " Company" shall not be required to provide such payment for such attorneys' fees or expenses if a court of competent Jurisdiction determines that each of the material assertions made by "Indemnity" in such Enforcement Action was not made in good faith.

4.   Limitations on Indemnity; Mutual Acknowledgment

         4.1.  Limitations on Indemnity


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The " Company " shall provide no indemnity pursuant to this Agreement:

(a) On account of any suit in which a final, unappealable Judgment is rendered against "Indemnity" for an accounting of profits made from the purchase or sale by "Indemnity" of securities of the " Company ___" in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended;

(b) For Damages  that have been paid  directly to  "Indemnity"  by an  insurance
carrier  under  a  policy  of  directors'  and  officers'   liability  insurance
maintained by the " Company ";

(c) With respect to remuneration paid to "Indemnity" if it shall be determined by a final Judgment or other final adjudication that such remuneration was in violation of law;

(d) On account of "Indemnity's" conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, a violation of Section 174 of the Statute or a transaction from which "Indemnity" derived an improper personal benefit; or

(e) If a final decision by a court having Jurisdiction in the matter shall determine that such indemnification is not lawful.

         4.2.  SEC Undertaking

"Indemnity" understands and acknowledges that the " Company ____" may be required in the future to undertake with the Securities and Exchange Commission (the "SEC") to submit in certain circumstances the question of indemnification to a court for a determination of the " Company _____" right under public policy to indemnify "Indemnity".

5. Notifications and Defense of Claim

         5.1.  Notification

Promptly after receipt by "Indemnity" of notice of the commencement of any Proceeding, "Indemnity" shall, if a claim in respect thereof is to be made against the " Company" under this Agreement, notify the " Company " of the commencement thereof; but the omission so to notify the " Company " will not, however relieve the " Company " from any liability which it may have to "Indemnity" under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the " Company " ability to defend the Proceeding.

         5.2.  Defense of Claim

With respect to any such Proceeding as to which "Indemnity" notifies the " Company of the commencement thereof:

(a)  The " Company " may participate therein at its own expense;


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(b) The "  Company  ",  Jointly  with any  other  indemnifying  party  similarly notified, may assume the defense thereof, and with counsel satisfactory to "Indemnity". After notice from the " Company" to "Indemnity" of its election so to assume the defense thereof, the " Company" shall not be liable to "Indemnity" under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by "Indemnity" in connection with the defense thereof unless (i) the employment of counsel by "Indemnity" has been authorized by the " Company ", (ii) "Indemnity" shall have reasonably concluded that there may be a conflict of interest between the " Company" (or any other person or persons included in the Joint defense) and "Indemnity" in the conduct of the defense of such action, or (iii) the " Company" shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the " Company " expense. The " Company " shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the " Company as to which "Indemnity" shall have reasonably made the conclusion provided for in (ii) above;

(c) The " Company " shall not be liable to "Indemnity" under this Agreement for any amounts paid in settlement of any Proceeding affected without its written consent;

(d) The " Company" shall not settle any action or claim in any manner that would impose any penalty or limitation on "Indemnity" without "Indemnity's" written consent; and

(e) Neither the " Company" nor "Indemnity" shall unreasonably withhold its consent to any proposed settlement, provided that "Indemnity" may withhold consent to any settlement that does not provide a complete release of "Indemnity".

6.   Severability

Nothing in this Agreement is intended to require or shall be construed as requiring the " Company " to do or to fail to do any act in violation of applicable law. The " Company" inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6, and if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent Jurisdiction, the " Company" shall nevertheless indemnify or make contribution to "Indemnity" to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7.   Governing Law; Binding Effect; Amendment and Termination

(a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b) This Agreement shall be binding on "Indemnity" and on the " Company " and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of "Indemnity" and "Indemnity's" heirs, personal representatives and assigns and to the benefit of the " Company" and its successors and assigns. The " Company" shall not affect any sale of substantially all of its assets, merger,


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consolidation or other  reorganization  in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the " Company " under this Agreement.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

8.   Notices

     All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery:

(a) If to the " Company ____", to: ___

(b) If to "Indemnity", to the address specified on the last page of this Agreement or to such other address as either party may from time to time furnish to the other party by a notice given

(c) in accordance with the provisions of this Section 8. All such notices, claims and communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five days after dispatched, (iii) sent by facsimile transmission, upon confirmation of receipt, and (iv) sent by any other means, upon receipt.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                VOYAGER GROUP INC

                             a Delaware Corporation

                               By: Michael Johnson

                            Title:_/S/ Marlen Johnson

                                       "INDEMNITEE":

                                       -----------------------------------------